Exhibit 21

SUBSIDIARIES AND EQUITY ENTITIES OF THE REGISTRANT

(As of December 31, 2004)

(Reported Under Item 601 of Regulation S-K)

Name	State or Country of Organization
Alcoa Closures Holding Company LLC	Delaware
Alcoa Closure Systems Japan, Ltd.	Japan

Alcoa Domestic LLC	Delaware
Alcoa Closure Systems International, Inc.	Delaware
Alcoa Home Exteriors, Inc.	Ohio
Alcoa Laudel, Inc.	Delaware
Alcoa Securities Corporation	Delaware
Alcoa Materials Management, Inc.	Delaware
Alcoa Remediation Management, Inc.	Delaware
Alcoa Fujikura Ltd.	Delaware
Alcoa Fujikura GmbH	Germany
AFL Network Services-Southeast, L.L.C.	Delaware
Pimalco, Inc.	Arizona
Tifton Aluminum Company, Inc.	Delaware
Howmet International Inc.	Delaware
Howmet Holdings Company	Delaware

Alcoa International Holdings Company	Delaware
Abalco S.A.	Brazil
AIHC Export, Ltd.	Barbados
Alcoa Luxembourg S.àr.l.	Luxembourg
Alcoa Europe Holding B.V.	Netherlands
Alcoa Europe S.A.	Switzerland
Howmet SAS	France
Alcoa Holding France SAS	France
Alcoa Architectural Products SAS	France
Norsk Alcoa A/S	Norway
Alcoa Automotive Castings Scandinavian Casting Center ANS	Norway
Alcoa Inversiones Espana SL1	Spain
Alcoa Automotive GmbH	Germany
Alcoa Inespal, S.A.	Spain
Alúmina Española, S.A.	Spain
Aluminio Español, S.A.	Spain
Alcoa Servizi S.p.A.	Italy
Alcoa Inversiones Internacionales SL	Spain
Alcoa-Köfém Kft	Hungary
RSAM Participacoes Ltda.	Brazil
Alcoa Aluminio S.A.	Brazil

41

Name	State or Country of Organization
Alcoa Inter-America, Inc.	Delaware
Alcoa of Australia Limited	Australia
Alcoa UK Holdings Limited	United Kingdom
Alcoa Manufacturing (G.B.) Limited	United Kingdom
Baco Consumer Products Limited	United Kingdom
UK Aluminium Holdings Limited	United Kingdom
British Aluminium Limited	United Kingdom

Alcoa Latin American Holdings Corporation	British Virgin Islands

Alcoa Power Generating Inc.[2]	Tennessee

Alcoa (Shanghai) Aluminum Products Company Limited	China

Alcoa World Alumina LLC[3]	Delaware
AAC Holdings Company	Delaware
Alcoa Steamship Company, Inc.	New York
Alcoa Minerals of Jamaica, L.L.C.	Delaware
Halco (Mining) Inc.	Delaware
Boke Investment Company	Delaware
Compagnie des Bauxites de Guinée	Delaware
Suriname Aluminum Company, L.L.C.	Delaware

Alumax Inc.	Delaware
Alcoa Extrusions, Inc.	Pennsylvania
Alumax Mill Products, Inc.	Delaware
Aluminerie Lauralco, Inc.	Delaware
Alcoa-Lauralco Management Company	Nova Scotia
Alcoa-Aluminerie de Deschambault G.P.	Quebec
Alcoa-Lauralco Holdings Company	Nova Scotia
Eastalco Aluminum Company	Delaware
Intalco Aluminum Corporation	Delaware
Kawneer Company, Inc.	Delaware

Cordant Technologies Holding Company	Delaware
Alcoa Global Fasteners, Inc.	Delaware
Huck International Inc.	Delaware

42

Name	State or Country of Organization
Reynolds Metals Company	Delaware
Alcoa Aluminium Deutschland, Inc.	Delaware
Alcoa Flexible Packaging LLC
Reynolds International, Inc.	Delaware
RMCC Company	Delaware
Alcoa Canada Ltd.	Quebec
Alcoa Ltd.	Quebec
Reynolds International do Brasil Participacoes, Ltda.	Brazil
Reynolds Bécancour, Inc.	Delaware
RB Sales Company, Limited	Delaware
Reynolds Consumer Products, Inc.
Reynolds Food Packaging LLC
RMC Delaware, Inc.	Delaware
Southern Graphic Systems, Inc.	Kentucky
RMC Properties, Ltd.	Delaware
Saint George Insurance Company	Vermont

[1]	Effective April 2, 2004, the name of the company was changed from Alcoa Transformacion SL to Alcoa Inversiones Espana SL.
[2]	Registered to do business in Tennessee under the names Tapoco and APG Trading, in Indiana under the name of AGC, in North Carolina under the names of Yadkin and Tapoco, in New York under the name of Long Sault and in Washington under the name of Colockum.
[3]	Registered to do business in Alabama, Arkansas, California, Florida, Georgia, Louisiana, North Carolina, Pennsylvania and Texas under the name of Alcoa World Chemicals.

The names of a number of subsidiaries and equity entities have been omitted because considered in the aggregate they would not constitute a significant subsidiary.

43